UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 04, 2025

PepGen Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41374	85-3819886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue 8th Floor
Boston, Massachusetts		02118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 797-0979

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PEPG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Repricing of Underwater Options

On November 4, 2025, the Board of Directors (the “Board”) of PepGen Inc. (the “Company”) approved an option repricing (the “Repricing”), effective as of November 4, 2025 (the “Effective Date”). The Repricing was undertaken in accordance with, and as permitted by, the Company’s 2020 Stock Plan (the “2020 Plan”), 2022 Stock Option and Incentive Plan (the “2022 Plan”), and 2024 Inducement Plan (the “2024 Plan”). Pursuant to the Repricing, all options granted pursuant to the 2020 Plan, 2022 Plan and 2024 Plan that are held by current employees, including Company executive officers, namely, James McArthur, Ph.D., the Company’s Chief Executive Officer and principal executive officer, Noel Donnelly, the Company’s Chief Financial Officer and principal financial officer, and Paul Streck, M.D., the Company’s Executive Vice President, Head of Research & Development (“Eligible Participants”) were repriced, to the extent such options had an exercise price in excess of the 52-week high fair market value per share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), on the Nasdaq Global Select Market determined as of November 4, 2025 (“Eligible Options”).

The new exercise price for the Eligible Options is $4.53. However, in order to exercise the repriced options at the reduced exercise price, Eligible Participants are required to remain in service with the Company through the Retention Period (as defined herein). The “Retention Period” begins on the Effective Date and ends on the earliest of the following: (i) March 31, 2027; (ii) with respect to Eligible Options granted under the 2020 Plan, the occurrence of a Sale of the Company (as defined therein), or (iii) with respect to Eligible Options granted under the 2022 Plan and the 2024 Plan, the occurrence of a Sale Event (as defined therein).

Dr. McArthur, as an interested director as defined by Section 144 of the Delaware General Corporation Law (the “DGCL”), recused himself from the Board vote on the approval of the Repricing. The remaining disinterested directors of the Board, in accordance with Section 144 of the DGCL approved the Repricing in good faith, upon recommendation of the Compensation Committee of the Board, after careful consideration of various alternatives and a review of other applicable factors with the advice of the Company’s independent compensation consultant and outside legal counsel. The Repricing, including the provision of the Retention Period, was designed with the objectives of retaining and motivating the Eligible Participants to continue to work in the best interests of the Company and its stockholders through a critical stage for the Company. As of the date of approval of the Repricing, approximately two-thirds of outstanding stock options held by Company employees were “underwater,” with exercise prices per share above the current market price per share of the Common Stock. The total number of shares underlying all Eligible Options is 3,557,903 shares. The Eligible Options previously had exercise prices ranging from $8.89 to $17.91 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPGEN INC.

Date:	November 7, 2025	By:	/s/ Noel Donnelly
Noel Donnelly, Chief Financial Officer